Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022, with respect to our audit of the consolidated financial statements of Greenidge Generation Holdings Inc. as of December 31, 2021 and for the year then ended, which report appears in the Base Prospectus and the Sales Agreement Prospectus, which are part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ArmaninoLLP

Dallas, Texas

September 19, 2022